EXHIBIT 1
                             JOINT FILING AGREEMENT

          The THE FRANCIS W. McCLURE AND EVELYN HOPE McCLURE REVOCABLE TRUST, FRANCIS W. McCLURE and EVELYN HOPE McCLURE hereby agree and consent to the joint filing on their behalf of the foregoing Schedule 13G relating to their beneficial ownership of the Common Stock of BOWLIN Outdoor Advertising & Travel Centers Incorporated.

                                           THE FRANCIS W. McCLURE AND EVELYN H.
                                            McCLURE REVOCABLE TRUST

Dated:   February 17, 1998                  By: /s/ Francis W. McClure
                                               ---------------------------------
                                               Francis W. McClure, Trustee

Dated:   February 17, 1998                  By: /s/ Evelyn H. McClure
                                               ---------------------------------
                                               Evelyn H. McClure, Trustee

Dated:   February 17, 1998                  By: /s/ Francis W. McClure
                                               ---------------------------------
                                               Francis W. McClure

Dated:   February 17, 1998                  By: /s/ Evelyn H. McClure
                                               ---------------------------------
                                               Evelyn H. McClure

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